EX 10.6.1

_______ __, 2017

Gentlemen:

Union Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of ______ warrants of the Corporation (“Initial Warrants”), each Initial Warrant to purchase one ordinary share, par value $0.0001 per share, of the Corporation at $1.00 per Initial Warrant, for an aggregate purchase price of $_______ (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional _____ warrants (“Additional Warrants” and together with the Initial Warrants, the “Private Warrants”) at $1.00 per Additional Warrant for an aggregate purchase price of up to $______ (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). At least 24 hours prior to the effective date (“Effective Date”) of the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”), the undersigned will cause the Purchase Price to be delivered to Graubard Miller, counsel for the Corporation (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Corporation consummates the IPO.

The consummation of the purchase and issuance of the Initial Warrants and Additional Warrants (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, Counsel shall deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public shareholders as described in the Registration Statement. Simultaneously with the consummation of all or any part of the over-allotment option, Counsel shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund. Upon expiration of the over-allotment option, Counsel shall return any unused portion of the Over-Allotment Purchase Price to the undersigned. If the Corporation does not complete the IPO within fourteen (14) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the undersigned.

In the event that the undersigned breaches the purchase obligations set forth above to purchase the Private Warrants and does not purchase all or any portion of such Private Warrants, the other purchasers of the Private Warrants will have the ability, but not the obligation, to satisfy the undersigned’s purchase obligation (and if they do, then the undersigned will sell, at the original cost, the Insider Shares (defined below) held by the undersigned to the other purchasers of Private Warrants who satisfy the undersigned’s purchase obligation and shall thereupon have no further liability or obligation in relation to such breach).

Each of the Corporation and the undersigned acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Warrants as described above. Counsel shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation and the undersigned, jointly and severally, shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

In consideration of the above purchase obligations, [__________] (the “Transferor”) hereby agrees to transfer to the undersigned an aggregate of _____ ordinary shares (“Insider Shares”) of the Corporation at approximately $0.01 per Insider Share, for an aggregate purchase price of $___, which amount is being delivered to the Transferor simultaneously with the execution of this letter. The undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on the Insider Shares transferred hereunder or contribute a portion of the Insider Shares back to capital, as applicable, in order to maintain the aggregate ownership of the Corporation’s initial shareholders at a certain percentage of the number of shares to be sold in the IPO. Any increase or decrease will affect all holders of Insider Shares on a pro-rata basis.

The Insider Shares will be identical to the ordinary shares included in the units to be sold by the Corporation in the IPO, and the Private Warrants will be identical to the units to be sold by the Corporation in the IPO, except that:

●	the undersigned agrees to vote the Insider Shares in favor of any proposed Business Combination;
●	the undersigned agrees not to seek conversion rights, or seek to sell in any tender offer, any Insider Shares;

●

the Insider Shares will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the undersigned, and will not be released (subject to certain exceptions) until the earlier of one year after the date of the consummation of the Corporation’s initial business combination and the date on which the closing price of the Corporation’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after the Corporation’s initial business combination, or earlier if, subsequent to the Corporation’s initial business combination, the Corporation consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. The securities may only be transferred during this time period (i) to the Corporation’s initial shareholders, officers, directors, consultants or their affiliates, (ii) to an initial shareholder’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Corporation for no value for cancellation in connection with the consummation of an initial Business Combination, or (vii) in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with the Corporation’s prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions;

●	the Private Warrants will not be transferable (except to the same permitted transferees as the Insider Shares are transferable described above) until after the completion of a Business Combination;
●	the Insider Shares and Private Warrants (and underlying securities) will be subject to customary registration rights, which shall be described in the Registration Statement;
●

the Undersigned will not participate in any liquidation distribution with respect to the Insider Shares (but will participate in liquidation distributions with respect to any units or ordinary shares purchased by the undersigned in the IPO or in the open market after the IPO) if the Corporation fails to consummate a Business Combination;

●	the Private Warrants will not be redeemable and will be exercisable on a cashless basis so long as they are held by the undersigned or its permitted transferees; and
●	the Insider Shares and Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Insider Shares or Private Warrants are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation or transfer a portion of any such securities to one or more third parties, the undersigned will contribute back to the capital of the Corporation or transfer to such third party or parties a proportionate number of Insider Shares or Private Warrants, as applicable, pro rata with the other holders of Insider Shares or Private Warrants, as applicable.

The undersigned acknowledges and agrees that he will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	he has been advised that the Insider Shares and Private Warrants have not been registered under the Securities Act;
(b)	he is acquiring the Insider Shares and Private Warrants for his account for investment purposes only;
(c)	he has no present intention of selling or otherwise disposing of the Insider Shares and Private Warrants in violation of the securities laws of the United States;
(d)	he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;
(e)

he has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	he is familiar with the proposed business, management, financial condition and affairs of the Corporation;
(g)	he has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and
(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against him.

Very truly yours,

Accepted and Agreed:

UNION ACQUISITION CORP.

By:
Name:
Title:

[__________]

GRAUBARD MILLER
(solely with respect to its obligations to hold
and disburse monies for the Private Warrants)

By:
Name:
Title: